Exhibit 99.1

VoIP, Inc. Elects Senator George Firestone to the Board of Directors

Thursday September 22, 9:02 am ET

FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--Sept. 22, 2005--VoIP, Inc. (OTCBB:VOII -
News), a global provider of advanced communications services utilizing Voice over Internet Protocol (VOIP) as its core technology, today announced the appointment of former Florida state Senator George Firestone to its Board of Directors.

"We are honored to have Senator Firestone join our Board of Directors. He will bring a wealth of knowledge and experience to VoIP, Inc. on a variety of fronts. It is obvious that the next step in building shareholder value is to assemble a diverse and experienced board that can add value to the company by adding to our governance team. We will seek additional qualified independent directors to lead our audit and compensation committees, which are prerequisites for our eventual move to a more efficient market for our common stock," said Steven Ivester, CEO of VoIP, Inc.

Senator Firestone was elected Florida's 20th Secretary of State of Florida in 1978, and was re-elected for two additional terms. Previously, he served as a member of the House of Representatives and as a member of the Florida Senate.

During his legislative tenure, he was responsible for the passage of laws permitting international banking and foreign trade zones. This provided the groundwork for Florida becoming a major center for international business and finance. He has led trade missions and traveled extensively throughout Europe, Asia, Africa and South America and has visited 41 countries. Senator Firestone currently serves as the state of Florida's "Special Envoy" to the Foreign Consular Corp of Florida. He has a long history of valued legislative service, including serving as a member of the Florida Cabinet, the state's Chief Elections Officer, and Chief Cultural Officer.

A distinguished military career, Senator Firestone served in the U.S. Army as Sergeant First Class and graduated in the top 25 percent of his class at the Non-commissioned Officer Academy in Munich, Germany.

In the private sector, Senator Firestone is Chairman and CEO of Tecton, Inc., a financial and operations Management Company. He is a licensed real estate broker and developer, and insurance broker specializing in the field of estate planning and business insurance for individuals and corporations.

Senator Firestone is a vice president, general manager, and stockholder of Gray Security Service, which provides security investigations of commercial and industrial matters. He serves on the board of Eastern National Bank of Miami. His long public service support includes serving as chairman of the city of Miami Economic Advisory Board; member of the Dade County Personnel Advisory Board; and receiver and trustee of the U.S. Bankruptcy Court.

Accolades and awards abound throughout Senator Firestone's career, including the Florida Democratic Party Award for Outstanding Service and Leadership, and the Florida Times Union Award for Most Outstanding First Term Senator.

A lecturer and published author, Senator Firestone works with the National Conference of State Legislators and the Citizens Conference on State Legislators, and he writes articles on various issues of interest to senior citizens and condominium owners.

About VoIP, Inc

VoIP, Inc. is an emerging global provider of advanced communications services utilizing Voice over Internet Protocol (VOIP) as its core technology component. Through its subsidiaries, the Company provides a comprehensive portfolio of advanced telecommunications technologies, enhanced services, broadband products, and fulfillment services to the VoIP industry. Customers include Inter Exchange Carriers (IXCs), Competitive Local Exchange Carriers (CLECs), Internet Service Providers (ISPs), Cable Operators and VoIP Service Providers in the United States and various countries around the world. Leveraging its nationwide Multi-Protocol Label Switching (MPLS) VoiceOne network, and the continued deployment of advanced communications services, the Company is enabling its customers worldwide to gain entry into this emerging space with products including voice termination/origination, e911, CALEA, Broadband Voice, IP Centrex, and more. For more information on the Company, please visit the Company's web site: http://www.voipinc.com.

Safe Harbor

Statements about the Company's future expectations and all other statements in this press release other than historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created thereby.

The above information contains information relating to the Company that is based on the beliefs of the Company and/or its management as well as assumptions made by and information currently available to the Company or its management. When used in this document, the words "anticipate," "estimate," "expect," "intend," "plans," "projects," and similar expressions, as they relate to the Company or its management, are intended to identify forward- looking statements. Such statements reflect the current view of the Company regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties noted. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, intended or projected. In each instance, forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, the impact of competitive services and pricing and general economic risks and uncertainties.

___________________________
Contact:
     S&S Public Relations
     Belinda Banks, 917-670-6918
     or
     HighTech PR, Inc.
     Tammy Snook, 407-667-9355


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Source: VoIP, Inc.